UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	90-0023731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas 77064
(Address of Principal Executive Offices) (Zip Code)

FLOTEK INDUSTRIES, INC.
2018 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Matthew B. Marietta
Executive Vice President of Finance and Corporate Development
10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas 77064
(Name and address of agent for service)
(713) 849-9911
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, par value $0.0001 per share	2,854,189 shares		$3.33	(3)	$9,504,449	(3)	$1,183.30
Common stock, par value $0.0001 per share	271,796 shares	(4)	$6.13	(5)	$1,666,109	(5)	$207.43
Common stock, par value $0.0001 per share	133,692 shares	(4)	$3.74	(6)	$500,008	(6)	$62.25
Common stock, par value $0.0001 per share	40,323 shares	(4)	$3.10	(7)	$125,001	(7)	$15.56

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, the number of shares of common stock registered herein includes an indeterminate number of additional shares of common stock that may be issued with respect to the securities registered hereunder to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Flotek Industries, Inc. is filing this Registration Statement to register an aggregate of 3,300,000 shares of common stock that may be delivered with respect to awards under the 2018 Long-Term Incentive Plan (the “Plan”), which consist of (a) 2,554,189 shares of common stock reserved and available for delivery with respect to awards under the Plan, (b) 300,000 shares of common stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling, and other terms and conditions of the Plan, and (c) 445,811 shares of common stock that have been issued to certain employees, officers, and directors prior to the date hereof under the Plan.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of the registrant’s common stock on The New York Stock Exchange (the “NYSE”) on June 20, 2018.

(4)
Represents shares of common stock issued under the Plan to certain employees, officers, and directors prior to the date hereof and does not necessarily represent a present intention to sell any or all such shares of common stock.

(5)			Represents the closing sales price of the registrant’s common stock on the NYSE on March 16, 2018.
(6)			Represents the closing sales price of the registrant’s common stock on the NYSE on April 27, 2018.
(7)			Represents the closing sales price of the registrant’s common stock on the NYSE on June 1, 2018.

EXPLANATORY NOTE
This Registration Statement on Form S-8 relates to the registration of an aggregate of 3,300,000 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Flotek Industries, Inc. (the “Company” or the “Registrant”) for issuance pursuant to the Flotek Industries, Inc. 2018 Long-Term Incentive Plan (the “Plan”), including awards that may be issued after the date of this Registration Statement. The Shares consist of 3,000,000 shares of Common Stock reserved and available for delivery with respect to awards under the Plan and 300,000 shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to terms and conditions of the Plan for shares terminated by expiration, forfeiture, or cancellation without the issuance of shares. The Plan was approved by the stockholders of the Company on April 27, 2018 at the Annual Meeting of Stockholders of the Company.
The second part of this Registration Statement contains information required in accordance with the requirements of Part II of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan listed on the cover of this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Upon request, such documents shall be furnished to the SEC.

REOFFER PROSPECTUS
445,811 Shares
FLOTEK INDUSTRIES, INC.
Common Stock

This prospectus relates to the reoffer and resale from time to time of up to 445,811 shares of common stock of Flotek Industries, Inc. that have been acquired by certain persons (collectively referred to as the “selling stockholders”), including our officers and directors who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act, under the Flotek Industries, Inc. 2018 Long-Term Incentive Plan.
The selling stockholders may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders may sell the shares directly or through underwriters, brokers or dealers. The selling stockholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. See “Plan of Distribution” on page 3 for more information on this topic.

Our common stock is listed on the New York Stock Exchange under the symbol “FTK.” On June 20, 2018, the closing sale price of our common stock on the New York Stock Exchange was $3.41 per share.

Investing in our common stock involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2018

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a Registration Statement with the SEC under the Securities Act that registers the reoffer and resale from time to time by the selling stockholders of the securities offered by this prospectus. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the Registration Statement from this prospectus.
We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.flotekind.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Flotek,” “we,” “us,” and “our” mean Flotek Industries, Inc. and its wholly owned subsidiaries.

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INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•
our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 8, 2018, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on March 30, 2018 that is incorporated by reference in that annual report on Form 10-K;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on May 9, 2018;

•	our current reports on Form 8-K, as filed with the SEC on March 21, 2018, March 22, 2018, May 2, 2018, May 31, 2018, June 5, 2018, and June 13, 2018; and

•
the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A (File No. 001-13270) filed under Section 12(b) of the Exchange Act, as filed with the SEC on December 26, 2007.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:
Flotek Industries, Inc.
10603 W. Sam Houston Parkway N., Suite 300
Houston, Texas 77064
(713) 849-9911

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act. Forward-looking statements are not historical facts, but instead represent Flotek Industries, Inc.’s (“Flotek” or “Company”) current assumptions and beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the Company’s control. Such statements include estimates, projections, and statements related to the Company’s business plan, objectives, expected operating results, and assumptions upon which those statements are based. The forward-looking statements contained in this prospectus are based on information available as of the date of this prospectus.
The forward-looking statements relate to future industry trends and economic conditions, forecast performance or results of current and future initiatives and the outcome of contingencies and other uncertainties that may have a significant impact on the Company’s business, future operating results and liquidity. These forward-looking statements generally are identified by words including, but not limited to, “anticipate,” “believe,” “estimate,” “continue,” “intend,” “expect,” “plan,” “forecast,” “project,” and similar expressions, or future-tense or conditional constructions such as “will,” “may,” “should,” “could,” etc. The Company cautions that these statements are merely predictions and are not to be considered guarantees of future performance. Forward-looking statements are based upon current expectations and assumptions that are subject to risks and uncertainties that can cause actual results to differ materially from those projected, anticipated, or implied. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 2.
The Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” on page 2 and the other information contained or incorporated by reference in this prospectus before making an investment decision.
Our Business
General
We are a global diversified, technology-driven company that develops and supplies chemistries and services to the oil and gas industries, and high value compounds to companies that make cleaning products, cosmetics, food and beverages, and other products that are sold in consumer and industrial markets. We have two strategic continuing business segments: Energy Chemistry Technologies and Consumer and Industrial Chemistry Technologies. We offer competitive products and services derived from technological advances, some of which are patented, that are responsive to industry demands in both domestic and international markets.
Energy Chemistry Technologies
The Energy Chemistry Technologies (“ECT”) segment designs, develops, manufactures, packages, and markets chemistries for use in oil and gas well drilling, cementing, completion, and stimulation activities designed to maximize recovery in both new and mature fields. These specialty chemistries possess enhanced performance characteristics and are manufactured to withstand a broad range of downhole pressures, temperatures and other well-specific conditions to be compliant with customer specifications. This segment has technical services laboratories and a research and innovation laboratory that focus on design improvements, development and viability testing of new chemistry formulations, and continued enhancement of existing products. Chemistries branded Complex nano-Fluid® technologies (“CnF® products”) are patented both domestically and internationally and are proven strategically cost-effective performance additives within both oil and natural gas markets. The CnF® product mixtures are environmentally friendly, stable mixtures of plant derived oils, water, and surface active agents which organize molecules into nano structures. The combined advantage of solvents, surface active agents and water, and the resultant nano structures, improve well treatment results as compared to the independent use of solvents and surface active agents. CnF® products are composed of renewable, plant derived, cleaning ingredients and oils that are certified as biodegradable. CnF® chemistries help achieve improved operational and financial results for the Company’s customers in low permeability sand and shale reservoirs.
The Logistics division of the Company’s ECT segment designs, operates, and manages automated bulk material handling and loading facilities. The bulk facilities handle dry cement and additives for oil and natural gas well cementing and supply materials used in oilfield operations.
Consumer and Industrial Chemistry Technologies
The Consumer and Industrial Chemistry Technologies (“CICT”) segment sources citrus oil domestically and internationally and is one of the largest processors of citrus oils in the world. Products produced from processed citrus oil include (1) high value compounds used as additives by companies in the flavors and fragrances markets and (2) environmentally friendly chemistries for use in the oil and gas industry and numerous other industries around the world. The CICT segment designs, develops, and manufactures products that are sold to companies in the flavor and fragrance industries and specialty chemical industry. These technologies are used within food and beverage, fragrance, and household and industrial cleaning products industries.

Our principal executive offices are located at 10603 W. Sam Houston Parkway N., Houston, Texas 77064, and our telephone number is (713) 849-9911. Our website address is http;//www.flotekind.com. However, information contained on our website is not incorporated by reference herein and does not constitute part of this prospectus.

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RISK FACTORS
An investment in our common stock is subject to numerous risks, including those listed below and the other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in our common stock. You could lose all or part of your investment in the common stock.
Additional Risks Associated With an Investment in Our Common Stock
Substantial sales of our common stock could adversely affect our stock price.
Sales of a substantial number of shares of common stock after the date of this prospectus, or the perception that such sales could occur, could adversely affect the market price of our common stock by introducing a large number of sellers to the market. Such sales could cause the market price of our common stock to decline.
By causing a large number of shares of common stock to be sold in the public market, the selling stockholders named herein and other holders of our common stock could cause the market price of our common stock to decline. We cannot predict whether future sales of our common stock, or the availability of our common stock for sale, will adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.
USE OF PROCEEDS
The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.
SELLING STOCKHOLDERS
The following table sets forth the names of the selling stockholders, the total number of shares of common stock beneficially owned by each selling stockholder as of June 22, 2018, the total number of shares of common stock offered by each selling stockholder and the total number and percentage of shares of outstanding common stock that will be beneficially owned by each selling stockholder upon completion of this offering. Because the selling stockholders may sell all, some or none of their shares of our common stock, the table assumes that the selling stockholders are offering, and will sell, all of the shares of common stock to which this prospectus relates. The percentage ownership data is based on 56,873,021 shares of our common stock issued and outstanding as of June 22, 2018.

Name	Number of Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Being Offered Hereby		Shares of Common Stock Beneficially Owned After this Offering
					Number		Percent
John W. Chisholm	1,081,946		96,750		1,178,696		2.1%
Joshua A. Snively, Sr.	406,516		49,000		455,516		*
Matthew B. Marietta	69,850		25,125		94,975		*
H. Richard Walton	251,234		25,313		276,547		*
Danielle Allen	40,000		20,250		60,250		*
Robert Fielding	79,235		20,183		99,418		*
James Silas	74,667		14,250		88,917		*
William H. York	50,750		20,925		71,675		*
Michelle M. Adams	23,089		33,423		56,512		*
Ted D. Brown	43,226		33,423		76,649		*
L. Melvin Cooper	104,445		33,423		137,868		*
L.V. "Bud" McGuire	124,793		33,423		158,216		*
David Nierenberg (1)	1,625,590	(2)	40,323	(3)	1,665,913	(2)	2.9%

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
Mr. David Nierenberg is the sole owner of Nierenberg Investment Management Company, Inc. Nierenberg Investment Management Company, Inc. is the investment manager with respect to the shares held by each of The D3 Family Fund, LP, The D3 Family Bulldog Fund, LP, and The DIII Offshore Fund LP. By reason of these relationships, Mr. Nierenberg may be deemed to have voting and/or investment control over the shares held by each of The D3 Family Fund, LP, The D3 Family Bulldog Fund, LP, and The DIII Offshore Fund LP.

(2)	Includes (i) 448,128 shares held by The D3 Family Fund, LP, (ii) 1,096,190 shares held by The D3 Family Bulldog Fund, LP, and (iii) 81,272 shares held by The DIII Offshore Fund LP.

(3)	All 40,323 shares are directly held by Mr. Nierenberg.

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PLAN OF DISTRIBUTION
The shares of common stock offered by this prospectus may be sold by the selling stockholders or their transferees from time to time in:

•	transactions in the over-the-counter market, the New York Stock Exchange (the “NYSE”), or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•	negotiated transactions;

•	transactions otherwise than on the NYSE or exchanges;

•	underwritten offerings;

•	through the writing of options, whether such options are listed on an options exchange or otherwise; or

•	through a combination of these methods of sale.
The selling stockholders may sell the shares of our common stock at:

•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	any other method permitted by law.
The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.
In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell those shares. If the selling stockholders effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Direct Sales, Agents, Dealers and Underwriters
The selling stockholders or their transferees may effect transactions by selling the shares of common stock in any of the following ways:

•	directly to purchasers; or

•	to or through agents, dealers or underwriters designated from time to time.
Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.
Regulation M
The selling stockholders and any other persons participating in the sale or distribution of the shares are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These

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provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.
Supplements
To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.
State Securities Law
Under the securities laws of some states, the selling stockholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling stockholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.
Expenses
We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees, or discounts, if any.
In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the SEC.
LEGAL MATTERS
The validity of the shares of common stock offered in this prospectus will be passed upon for us by Hunton Andrews Kurth LLP, Houston, Texas.
EXPERTS
The consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2017 and for the year ended December 31, 2017 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements as of December 31, 2016 and for each of the two years in the period ended December 31, 2016 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by us with the SEC are incorporated by reference in this Registration Statement and shall be deemed to be part hereof:

(a)
our our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 8, 2018, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on March 30, 2018 that is incorporated by reference in that annual report on Form 10-K;

(b)	our quarterly report on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on May 9, 2018;

(c)	our current reports on Form 8-K, as filed with the SEC on March 21, 2018, March 22, 2018, May 2, 2018, May 31, 2018, June 5, 2018, and June 13, 2018; and

(d)
the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A (File No. 001-13270) filed under Section 12(b) of the Exchange Act, as filed with the SEC on December 26, 2007.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
We are incorporated in the state of Delaware. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In accordance with Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, subject to the limitations of Section 102(b)(7).
Furthermore, our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide for (i) indemnification of our directors, officers and employees and agents to the fullest extent permitted by applicable law; (ii) the right of our directors, officers, employees and agents to be paid or reimbursed by us for the reasonable expenses incurred in advance of a proceeding’s final disposition to the fullest extent authorized by applicable law; (iii) the payment or reimbursement of expenses incurred by a director or officer in connection with their appearance as a witness or other participation in a proceeding at a time when they are not a named defendant or respondent in the proceeding; and (iv) the purchase of insurance by us to protect us and any person who is or was serving as our director, officer, employee or agent.
We maintain insurance policies that provide coverage to our directors and officers against certain liabilities.

Item 7.	Exemption from Registration Claimed.
The issuances of the shares of restricted stock being reoffered or resold pursuant to this Registration Statement were made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Item 8.	Exhibits.
The exhibits listed on the Exhibit Index to this Registration Statement are hereby incorporated by reference.

Item 9.	Undertakings.
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 25, 2018.

FLOTEK INDUSTRIES, INC.

By:	/s/ MATTHEW B. MARIETTA
Matthew B. Marietta
Executive Vice President of Finance and Corporate Development (Principal Financial Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Chisholm and Matthew B. Marietta, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on June 25, 2018.

Signature	Title	Date

/s/ JOHN W. CHISHOLM	President, Chief Executive Officer, and Chairman of the Board	June 25, 2018
John W. Chisholm	(Principal Executive Officer)

/s/ MATTHEW B. MARIETTA	Executive Vice President of Finance and Corporate Development	June 25, 2018
Matthew B. Marietta	(Principal Financial Officer)

/s/ H. RICHARD WALTON	Chief Accounting Officer	June 25, 2018
H. Richard Walton	(Principal Accounting Officer)

/s/ MICHELLE M. ADAMS	Director	June 25, 2018
Michelle M. Adams

/s/ TED D. BROWN	Director	June 25, 2018
Ted D. Brown

/s/ L. MELVIN COOPER	Director	June 25, 2018
L. Melvin Cooper

/s/ L.V. “BUD” MCGUIRE	Director	June 25, 2018
L.V. “Bud” McGuire

/s/ DAVID NIERENBERG	Director	June 25, 2018
David Nierenberg

Exhibit Index

Exhibit Number		Description
4.1		Form of Certificate of Common Stock (incorporated by reference to Appendix E to the Company’s Definitive Proxy Statement filed on September 27, 2001).
4.2		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended September 30, 2007).
4.3		Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended September 30, 2009).
4.4		Second Amended and Restated Bylaws, dated October 11, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on October 17, 2017).
4.5		2018 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed on March 30, 2018).
5.1	*	Opinion of Hunton Andrews Kurth LLP regarding legality of the securities being registered by Flotek Industries, Inc.
23.1	*	Consent of Moss Adams LLP.
23.2	*	Consent of Hein & Associates LLP.
23.3	*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).
24.1	*	Powers of Attorney (included on signature page to the registration statement).

*	Filed herewith.